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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]
                               November 20, 1998

Orbital Imaging Corporation
21700 Atlantic Boulevard
Dulles, Virginia  20166

                 Re: 150,000 Warrants and 1,312,746 Shares of Common Stock of Orbital Imaging Corporation

Ladies and Gentlemen:

         At your request, this opinion is being rendered to you in connection with the registration on the date hereof by Orbital Imaging Corporation, a Delaware corporation (the "Company"), of 150,000 warrants (the "Warrants") to purchase shares of common stock of the Company, par value $0.01 per share (the "Common Stock") and 1,312,746 shares of Common Stock (the "Shares"), pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on November 20, 1998 (and as so amended as of the time it becomes effective) (the "Registration Statement").

         As your counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. The Warrants have been duly authorized, and, upon issuance and delivery in the manner contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable securities of the Company.

         2. The Shares have been duly authorized, and, upon exercise of the Warrants and upon issuance and delivery of the Shares in the manner contemplated in the Registration Statement (including the Company's collection of the required payment upon exercise of the Warrants), the Shares will be validly issued, fully paid and non-assessable securities of the Company.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission as promulgated thereunder.


                                        Very truly yours,

                                        /s/ LATHAM & WATKINS